UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 11, 2011

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On August 11, 2011, Crimson Exploration Inc. issued a press release announcing financial results for the second quarter ended June 30, 2011.  The press release is included in this report as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information in this Item 2.02 (including the press release attached as Exhibit 99.1 incorporated by reference in this Item 2.02) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated August 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	August 11, 2011	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated August 11, 2011

EXHIBIT 99.1
Crimson Exploration Announces Second Quarter 2011 Financial Results
HOUSTON, August 11, 2011 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) today announced financial results for the second quarter and first six months of 2011.

Highlights

•	Increased average quarterly production to 48.7 Mmcfepd, a 62% increase over second quarter of 2010

•	Increased daily oil and liquids production to 2,138 barrels, a 50% increase over the prior year quarter

•	EBITDAX of $19.4 million for the quarter, a 63% increase over second quarter of 2010

•	Reduced cash expenses by $1.65 per Mcfe, a 30% decrease over second quarter of 2010

•	Increased capital budget by 30% to accelerate Eagle Ford oil drilling

Summary Financial Results

The Company reported a net loss of $2.8 million, or ($0.06) per basic share, for the second quarter of 2011 compared to a net loss of $6.4 million, or ($0.16) per basic share, for the second quarter of 2010.  Special non-cash items impacting the second quarter of 2011 were an unrealized pre-tax gain of $2.1 million related to the mark-to-market valuation requirement on our commodity price and interest rate hedges and a $4.0 million leasehold impairment charge. In the second quarter of 2010, we recognized an unrealized pre-tax loss of $3.9 million related to the mark-to-market valuation requirement on our commodity price and interest rate hedges and a $0.4 million loss on sale of assets related to final purchase price adjustments on the sale of our Southwest Louisiana properties in December 2009.  Exclusive of these special items, the net loss for the second quarter of 2011 would have been $1.6 million, compared to a net loss of $3.5 million in 2010.  Adjusted EBITDAX, as defined below, was $19.4 million in the second quarter of 2011, a 63% increase over Adjusted EBITDAX for the prior year quarter.

Revenues for the second quarter of 2011 were $29.7 million compared to revenues of $21.3 million in the second quarter of 2010.  The increase in revenue was due to an approximate 62% increase in production, offset, in part, by an approximate 14% decrease in realized commodity prices resulting from lower hedging proceeds.

Production for the second quarter of 2011 was 4.4 Bcfe, or approximately 48,740 Mcfe per day, compared to production of 2.7 Bcfe, or approximately 30,080 Mcfe per day, in the second quarter of 2010.  Production increased 62% as a result of the success of active drilling and workover programs that began in the second half of 2010, after limited activity in 2009.

The weighted average field sales price in the second quarter of 2011 (before the effects of realized gains/losses on our commodity price hedges) was $6.45 per Mcfe compared to an average sales price of $5.61 for the 2010 quarter.  The weighted average realized sales price in the second quarter of 2011 (including the effects of realized gains/losses on our commodity price hedges) was $6.69 per Mcfe compared to a weighted average realized sales price of $7.77 per Mcfe for the second quarter of 2010.  The decrease in realized hedging results for 2011 was due to the 2010 expiration of more favorable hedges put in place during a higher commodity price environment.

Direct lease operating expenses for the second quarter of 2011 were $4.7 million, or $1.05 per Mcfe, compared to $4.0 million, or $1.44 per Mcfe, in the second quarter of 2010. Lease operating expenses increased as a result of new wells and fields added through our drilling program. The decline on a per Mcfe basis is primarily due to the increase in production volumes and continued cost reduction practices adopted during the economic downturn of 2009.

Production and ad valorem tax expenses for the second quarter of 2011 were $2.0 million, or $0.44 per Mcfe, compared to $1.5 million, or $0.54 per Mcfe, for the second quarter of 2010.  This increase in expense is due to higher production and field commodity prices in the second quarter of 2011, while the reduction in expense per Mcfe results from the addition of tax exempt gas production in East Texas.

Depreciation, depletion and amortization (“DD&A”) expense for the second quarter of 2011 was $14.4 million, or $3.24 per Mcfe, compared to $10.5 million, or $3.84 per Mcfe, for the second quarter of 2010.  DD&A expense increased period over period as a result of higher production while the DD&A rate decreased due to the success of our drilling program.

Non-cash impairment and abandonment of oil and gas properties for the second quarter of 2011 was $4.0 million due to the previously announced impairment of unproved leasehold cost primarily in East Texas.  In the fourth quarter of 2011 these expenses will decrease significantly as a majority of the East Texas acreage expirations will have been recorded.

General and administrative expense in the second quarter of 2011 was $4.2 million, or $0.95 per Mcfe, compared to $4.5 million, or $1.64 per Mcfe, in the prior year quarter due to lower legal and other professional fees.  Cash general and administrative expenses for the second quarter of 2011, exclusive of non-cash stock option expense recognized, was $3.8 million, or $0.85 per Mcfe, compared to $4.1 million, or $1.50 per Mcfe, for the second quarter of 2010.

Capital expenditures for the second quarter of 2011 were $20.8 million, consisting of approximately $8 million in Southeast Texas, $3 million in South Texas and $10 million in East Texas.  As previously announced, Crimson increased its total 2011 capital budget by 30%, to $78 million, to accelerate oil weighted drilling activities in the Eagle Ford Shale.  Capital expenditures for the remainder of the year will be focused almost entirely on oil and liquids rich projects.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and six month periods ended June 30, 2011 and 2010:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%	2011	2010	%
Total Volumes Sold:
Natural gas (Mcf)	3,268,416	1,961,247	67%	6,286,764	4,041,415	56%
Crude oil (barrels)	96,522	58,766	64%	184,251	115,070	60%
Natural gas liquids (barrels)	97,976	70,637	39%	222,075	141,867	57%
Natural gas equivalents (Mcfe)	4,435,404	2,737,665	62%	8,724,720	5,583,037	56%

Daily Sales Volumes:
Natural gas (Mcf)	35,917	21,552	67%	34,734	22,328	56%
Crude oil (barrels)	1,061	646	64%	1,018	636	60%
Natural gas liquids (barrels)	1,077	776	39%	1,227	784	57%
Natural gas equivalents (Mcfe)	48,741	30,084	62%	48,203	30,846	56%

Average sales prices (before hedging):
Gas	$4.02	$4.12	-2%	$4.00	$4.69	-15%
Oil	110.59	76.92	44%	102.93	76.78	34%
NGLs	48.73	38.99	25%	46.22	42.63	8%
Mcfe	6.45	5.61	15%	6.23	6.06	3%

Average sales price (after hedging):
Gas	$4.75	$6.91	-31%	$4.81	$6.93	-31%
Oil	97.77	84.66	16%	91.47	84.23	9%
NGLs	47.86	38.99	23%	45.80	42.63	7%
Mcfe	6.69	7.77	-14%	6.57	7.84	-16%

Selected Costs ($ per Mcfe):
Lease operating expenses	$1.05	$1.44	-27%	$1.00	$1.40	-29%
Production and ad valorem taxes	$0.44	$0.54	-19%	$0.44	$0.57	-67%
Depreciation and depletion expense	$3.24	$3.84	-16%	$3.19	$3.75	-15%
General and administrative expense (cash)	$0.85	$1.50	-43%	$0.87	$1.52	-43%
Interest expense	$1.41	$1.92	-26%	$1.49	$1.90	-22%

Adjusted EBITDAX (1)	$19,429,340	$11,920,625	63%	$37,503,854	$24,547,687	53%

Capital expenditures
Property acquisition – proved	$940,345	$—		$940,345	$—
Leasehold acquisitions	1,379,233	3,464,677		2,474,098	5,010,048
Exploratory	1,283,609	111,407		6,020,479	664,227
Development	17,155,882	13,214,474		34,483,619	16,385,020
Other	—	8,033		5,416	10,316
	$20,759,069	$16,798,591		$43,923,957	$22,069,611

Weighted Average Shares Outstanding
Basic	45,188,542	38,635,725		45,065,402	38,571,300
Diluted	45,188,542	38,635,725		45,065,402	38,571,300

(1) Adjusted EBITDAX is a non-GAAP financial measure. See below for a reconciliation to net income (loss).

CRIMSON EXPLORATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Accounts receivable	$18,258,810	$14,225,932
Current mark to market value of derivatives	3,409,633	6,836,366
Other current assets	202,185	168,766
Deferred tax asset (current and non-current)	15,063,542	9,010,118
Net property and equipment	387,010,165	380,046,432
Other non-current assets	1,512,139	2,399,212

TOTAL ASSETS	$425,456,474	$412,686,826

LIABILITIES AND STOCKHOLDERS' EQUITY
Current mark to market value of derivatives	$1,319,417	$3,043,078
Other current liabilities	55,435,811	44,326,994
Long-term debt	185,516,693	172,013,490
Non-current mark to market value of derivatives	460,218	—
Other non-current liabilities	9,719,645	9,772,293
Total stockholders’ equity	173,004,690	183,530,971

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$425,456,474	$412,686,826

CRIMSON EXPLORATION INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

OPERATING REVENUES
Oil and gas sales	$29,664,706	$21,271,583	$57,286,725	$43,756,170
Operating overhead and other income	162,560	181,360	324,088	306,632
Total operating revenues	29,827,266	21,452,943	57,610,813	44,062,802

OPERATING EXPENSES
Lease operating expenses	4,657,344	3,953,646	8,687,922	7,836,497
Production and ad valorem taxes	1,958,269	1,477,963	3,838,475	3,180,827
Exploration expenses	289,595	187,279	381,209	683,116
Depreciation, depletion and amortization	14,385,639	10,514,130	27,866,568	20,937,682
Impairment and abandonment of unproved properties	3,965,511	—	9,410,025	—
General and administrative	4,207,331	4,486,375	8,534,819	9,395,695
Loss on sale of assets	—	430,819	—	430,819
Total operating expenses	29,463,689	21,050,212	58,719,018	42,464,636

INCOME (LOSS) FROM OPERATIONS	363,577	402,731	(1,108,205)	1,598,166

OTHER INCOME (EXPENSE)
Interest expense	(6,247,756)	(5,245,563)	(12,982,584)	(10,602,839)
Other financing cost	(471,274)	(844,927)	(1,171,870)	(1,573,030)
Unrealized (loss) gain on derivative instruments	2,068,515	(3,917,809)	(2,163,290)	1,524,225
Total other income (expense)	(4,650,515)	(10,008,299)	(16,317,744)	(10,651,644)

LOSS BEFORE INCOME TAXES	(4,286,938)	(9,605,568)	(17,425,949)	(9,053,478)

Income tax benefit	1,460,375	3,234,718	6,053,424	2,891,443

NET LOSS	$(2,826,563)	$(6,370,850)	$(11,372,525)	$(6,162,035)

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, amortization and exploration expenses.  Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under the credit agreements representing our senior credit facility and our second lien credit facility.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results.  Adjusted EBITDAX is a material component of the covenants that are imposed on us by our credit agreements.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX.  Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

•      the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•  the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•      our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•      the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP.  As discussed above, we believe that the presentation of EBITDAX and Adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations.  Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net loss	$(2,826,563)	$(6,370,850)	$(11,372,525)	$(6,162,035)
Interest expense	6,247,756	5,245,563	12,982,584	10,602,839
Income tax benefit	(1,460,375)	(3,234,718)	(6,053,424)	(2,891,443)
Depreciation, Depletion and amortization	14,385,639	10,514,130	27,866,568	20,937,682
Exploration expense	289,595	187,279	381,209	683,116
EBITDAX	16,636,052	6,341,404	23,804,412	23,170,159

Unrealized loss (gain) on derivative instruments	(2,068,515)	3,917,809	2,163,290	(1,524,225)
Non-cash equity-based compensation charges	425,018	385,666	954,257	897,904
Impairment and abandonment of unproved properties	3,965,511	—	9,410,025	—
Amortization of deferred finance costs	471,274	844,927	1,171,870	1,573,030
(Gain) loss on sale of assets	—	430,819	—	430,819
Adjusted EBITDAX	$19,429,340	$11,920,625	$37,503,854	$24,547,687

Updated Guidance for Third Quarter 2011

The Company is providing the following updated guidance for the third calendar quarter of 2011.

Third quarter 2011 production	45,000 – 49,000 mcfe per day

Lease operating expenses ($M)	$4,300 – $4,700

Production and ad valorem taxes	8% of actual prices

Cash G&A ($M)	$3,600 – $3,900

DD&A rate	$3.10 – $3.20 per mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on August 11, 2011 at 9:30a.m. CDT.  Those interested in participating in the earnings conference call may do so by calling the following phone number: 888-778-9069, (International 913-312-0406) and entering the following participation code 4981641.  A replay of the call will be available from August 11, 2011 at 12:00pm CDT through August 18, 2011 at 12:00pm CDT by dialing toll free 888-203-1112, (International 719-457-0820) and asking for replay ID code 4981641.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, approximately 12,000 net acres in the Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas, approximately 6,700 net acres in the Eagle Ford play in South Texas and approximately 11,000 net acres in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”).  Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations.  All statements included in this press release that address activities, events or developments that

Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions Crimson has made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control.  Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2010, for a further discussion of these risks.

Contact:  Crimson Exploration Inc., Houston, TX
  E. Joseph Grady, 713-236-7400

Source:    Crimson Exploration Inc.